Exhibit 99.1

Proposed Settlement Terms
April 20, 2018

▪
These Proposed Settlement Terms represent a tentative agreement among (i) FirstEnergy Corp. (“FE”), (ii) the ad hoc group of holders (the “Ad Hoc Group”) of (x) pollution control revenue bonds supported by notes issued by FirstEnergy Generation, LLC and FirstEnergy Nuclear Generation, LLC and (y) certain unsecured notes issued by FirstEnergy Solutions Corp,, and (iii) the ad hoc group of Bruce Mansfield certificate holders (the “Mansfield Group” and, together with the Ad Hoc Group, the “Creditors”) and are subject to: (i) approval by the FE and AE Supply boards of directors, (ii) acceptable documentation in definitive agreements, (iii) the Debtors’ agreement to and execution of the definitive agreements, and (iv) Bankruptcy Court approval. In addition, the Mansfield Group’s support for the settlement set forth herein is subject to and conditioned upon the ultimate implementation of the agreement between the Mansfield Group and Ad Hoc Group concerning the treatment of certain Mansfield-related claims set forth on the term sheet attached hereto as Exhibit A.

▪	The Standstill Agreement and Intercompany Protocol, dated as of March 30, 2018, shall remain in place and be unaffected by these Proposed Settlement Terms.

▪
Conditions to the effectiveness of the settlement shall include, among others, (i) the entry of a final, non-appealable order approving the settlement and the settlement documents; and (ii) the entry of a final, non-appealable order confirming a plan of reorganization acceptable to FE and the Creditors that incorporates all the terms of the settlement (a “Plan”).

▪
FE will pay the existing prepetition employee-associated claims and guarantees solely for (i) pension, (ii) deferred compensation, (iii) the LTIP awarded by FE Corp., (iv) claims for retiree group life insurance provided under the FirstEnergy Corp. Group Life Plan (or similar predecessor plans) for persons retired as of the Effective Date of an applicable plan, (v) frozen and banked vacation in accordance with the terms of such benefit plans, and (vi) claims, including opt-out payments and runoff or termination claims, related to retiree medical and prescription drug benefits or premium subsidies (“Retiree Medical Subsidies”) under the FirstEnergy Corp. Health Care Plan and any similar plans sponsored by FirstEnergy Corp. (any such plans, the “Health Care Plan(s)”), but only to the extent the Retiree Medical Subsidies are specifically provided for under a Health Care Plan. Nothing in the foregoing is intended to create any additional right or claims to coverage, including premium subsidies, or to create any vested right to such benefits for current retirees under any Health Care Plan(s) that do not otherwise currently exist. Such retirees will, at all times, be subject to the terms and conditions of such Health Care Plan(s) including, per the specific terms of the Health Care Plan(s), the reservation of the right by FE of the complete discretion to amend or terminate such Health Care Plan(s) or the access to such Health Care Plan(s). This foregoing commitments from FE are intended to include the Debtors’ estimated administrative claims and unsecured claims related to the foregoing employee-related claims in (i)-(vi) above.

HIGHLY CONFIDENTIAL DRAFT
FOR SETTLEMENT DISCUSSION PURPOSES ONLY
SUBJECT TO FRE 408 AND EQUIVALENTS

▪
FE and the Debtors will perform under the intercompany Tax Sharing Agreement with respect to all periods or portions thereof ending on or before the date of FirstEnergy Solutions’ (“FES”) emergence from chapter 11; FE will waive the 2017 overpayment that is due from FES/FENOC and restore the 2018 setoff amount.

▪
On the Effective Date of a Plan, FE will issue FE tax notes (“Tax Notes”) to the Debtors calculated as follows: The amount of the Tax Notes shall be $628 million less the amount, if any, of cash paid by FE to the Debtors under the intercompany tax sharing arrangement for the tax benefits related to the sale or deactivation, prior to or on the effective date of a Plan, of all or any portion of a nuclear or fossil plant, excluding the West Lorain Plant, it being understood that no losses related to any such sale or deactivation prior to the Effective Date have been included in the calculation of the principal amount of the Tax Notes as of the date hereof. If the amount of cash so paid is equal to or greater than $628 million, then no Tax Notes will be issued.  On the Effective Date of the Plan, FE shall make a cash payment to the Debtors (the “Upfront Payment”) in an amount equal to the difference, if any, between the principal amount of the Tax Notes and the market price of the Tax Notes (as determined in reference to the yield curve of FE’s issued debt and agreed to among the parties). The principal amount of Tax Notes issued shall bear an interest rate based on the Treasury rate appropriate to the maturity of the Tax Notes, be due December 31, 2022 (the “Maturity Date”), and be redeemable at par plus accrued interest at any time without premium or penalty.[1]

Such Tax Notes will be issued to the Debtors for distribution to creditors pursuant to a Plan and will be repaid from the realization by FE of benefits stemming from its consolidated tax attributes. The Tax Notes will be rated and supported by a credit wrap issued by FE, which shall guarantee full payment of principal and interest on the notes.

▪
FE and FirstEnergy Services Corp. (“FESC”) will enter into amended Shared Services Agreements with reasonable modifications (to commence after 2018) to reduce overall costs to FES/FENOC as they no longer need services or have a need for reduced services and provide FE a date of certain termination of shared services. The amended Shared Services Agreements shall be assumed by the applicable Debtors.

▪
AES will transfer ownership of the Pleasants Power Plant to the Debtors’ estates (which transfer may be to a newly established special purpose entity) and retain liabilities related thereto that arise prior to the Effective Date of a Plan subject to customary agreed-upon limits for AE Supply’s indemnity obligations in both amount and duration.

_________________________
1The intent is that the coupon and due date will cause the Tax Notes to have a market value that, when combined with (i) cash payments by FE for the tax benefits, if any, received by Debtors under the intercompany tax sharing arrangement for the sale or deactivation of a plant and (ii) any Upfront Payment, as noted in this paragraph, will have delivered $628 million of value to creditors.

HIGHLY CONFIDENTIAL DRAFT
FOR SETTLEMENT DISCUSSION PURPOSES ONLY
SUBJECT TO FRE 408 AND EQUIVALENTS

▪
FE, solely as agent of FES, will provide reasonable cooperation and coordination on regulatory and governmental matters. The cost of such services shall not be billed back to the Debtors under the Shared Services Agreements.

▪
The Debtors and all of their creditors shall release FE, its non-debtor affiliates, and each of FE’s and its non-debtor affiliates’ officers, directors, employees, agents, consultants and other representatives (collectively, the “Released Parties”) for all past, present and future claims, liabilities and causes of action that could be asserted against the Released Parties by any of the Debtors or their creditors (the “Released Claims”).

▪	Parties to this settlement shall enter into a Standstill Agreement regarding all Released Claims that will extend through the Effective Date of the Plan.

▪
On the Effective Date of a Plan, (i) FE and its non-Debtor subsidiaries will release their Claims against the Debtors related to the prepetition money pool balance, the FE/FES intercompany revolver and related surety bond credit support, the rail claim settlement and (ii) AE Supply will release its Claims against FES in respect of the AES/FES intercompany note.

▪
On the Effective Date of a Plan, FE will make a cash settlement payment of $225 million less the cash attributable to the restoration of the 2018 setoff amount with respect to the intercompany Tax Sharing Agreement, for distribution to the Debtors’ creditors pursuant to a Plan.

▪
FE will assist FES as it renegotiates and mitigates unfavorable contract terms and, if requested by the Debtors, provide reasonable cooperation to the Debtors in resolving the Debtors’ unsecured claims. On the Effective Date of a Plan, Reorganized FES shall issue a penny warrant to FE, exercisable if and when the enterprise value of the reorganized Debtors taken as a whole is such that unsecured PCN claims recover 60% of such allowed claims (taking into account all sources of recovery). The penny warrant will be structured such that FE will share 50% of the incremental value above the 60% recovery on allowed unsecured PCN claims upon exercise of the warrant. The penny warrant shall expire after three years following the Effective Date.

▪	The Creditors will use their best efforts to have the Debtors and the Official Committee of Unsecured Creditors join the settlement by June 15, 2018.

▪	Any changes to these Proposed Settlement Terms require the consent of FE and the Creditors.

EXHIBIT A

Final Version
Agreed Terms of Resolution of Mansfield IT Claims
The ad hoc group of holders of the 6.85% pass-through certificates (the “Mansfield Certificateholders Group”) issued in connection with the Bruce Mansfield Unit 1 leveraged lease transaction (the “Leveraged Lease Transaction”) and the ad hoc group of holders of pollution control and corporate notes (the “Ad Hoc Noteholder Group” and, together with the Mansfield Certificateholders Group, the “Parties”) hereby agree to support a resolution of claims (the “Mansfield IT Claims”) held by Wilmington Savings Fund Society, FSB in its capacity as lease indenture trustees under the Bruce Mansfield leveraged lease documents (the “Mansfield ITs”) on the terms set forth herein, subject to acceptable documentation in definitive agreements. This agreement is part of a proposed settlement of matters that could otherwise be the subject of litigation among the Parties, and is protected by Federal Rule of Evidence 408 and all other applicable statutes or doctrines protecting the use or disclosure of confidential settlement discussions.

•
Treatment of the Undivided Interest: In consideration of the treatment of the Mansfield IT Claims set forth herein, the following property shall be deemed and treated as unencumbered property of the Debtors’ estates: (a) the 93.825% undivided interest in Unit 1 of the Bruce Mansfield Facility that is the subject of the Leveraged Lease Transaction and (b) any and all insurance proceeds to which the Mansfield ITs might otherwise be entitled on account of its rights under the Leveraged Lease Transaction.

•
Claim Amount: The Mansfield IT Claims will be allowed in the amount of $786,763,400, i.e., the outstanding amount of principal and accrued interest on the pass-through certificates as of the petition date (the “Allowed Mansfield IT Claims”).

•
Liable Debtors and Priority: The Allowed Mansfield IT Claims will be allowed as unsecured claims against each of FirstEnergy Generation, LLC (“FG”), FirstEnergy Nuclear Generation, LLC (“NG”), and FirstEnergy Solutions Corp. (“FES”), as unsecured claims.

•
Support Obligations: The proposal set forth herein shall be incorporated into a chapter 11 plan and/or settlement pursuant to Bankruptcy Rule 9019, in each case reasonably acceptable to the Parties and the Mansfield ITs (such a plan or settlement, including all exhibits and supplements thereto, an “Acceptable Plan”). The Parties shall use best efforts to negotiate, and cause the Debtors and the Official Committee of Unsecured Creditors (the “UCC”) appointed in the Debtors’ cases to become party to, a restructuring support agreement (the “RSA”) pursuant to which the Parties, the Debtors, and the UCC agree to support confirmation or approval of such Acceptable Plan, subject to the terms and conditions set forth in the RSA.

•
Treatment of Secured PCN Claims: The Parties agree that to the extent that an Acceptable Plan includes a chapter 11 plan of reorganization that includes the continued ownership by the reorganized Debtors of the generating assets of FG and/or NG, the PCNs secured by such assets shall be paid in full (which payment may be in the form of replacement notes or reinstatement of the PCNs). The Parties shall work in good faith to incorporate into an Acceptable Plan mutually agreeable terms consistent with this provision.

•
Litigation Standstill: The Parties agree that upon the effectiveness of the RSA, the parties thereto shall cease and desist from any and all ongoing litigation activities, including activities contemplated by the Mansfield Issues Protocol, with respect to the allowance and priority status of the Mansfield IT Claims, except to the extent the Mansfield IT Claims are the subject of an objection or other litigation at such time or thereafter.

•
Capital Support: The Parties agree that any capital or credit support for regulatory obligations required in respect of the nuclear assets owned by NG shall, to the extent not required or used for such purpose, be made available for distribution to the Debtors’ existing unsecured creditors (whether or not such distribution occurs prior to, upon, or after the Debtors’ emergence from chapter 11). The Parties shall work in good faith to incorporate into an Acceptable Plan mutually agreeable terms consistent with this provision.

•
Coordination: The Mansfield Certificateholders Group and Ad Hoc Noteholder Group agree to reasonably cooperate and coordinate in negotiations with the Debtors and the Committee on all material issues concerning the Debtors’ restructuring, including, without limitation, pursuit of a chapter 11 plan, material asset sales, exit financing, claims resolution, and valuation matters

*    *    *

5